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                                                                      Exhibit 11


                          HUTCHINSON TECHNOLOGY INCORPORATED
                           STATEMENT REGARDING COMPUTATION
                         OF NET INCOME PER SHARE - UNAUDITED
                        (In thousands, except per share data)


                                 Thirteen Weeks Ended    Twenty-Six Weeks Ended
                                 ---------------------   ----------------------
                                 March 30,   March 24,   March 30,    March 24,
                                    1997       1996        1997          1996
                                 ---------   ---------   ---------    ---------

NET INCOME                         $16,683      $4,332     $27,800       $7,194
                                 ---------   ---------   ---------    ---------
                                 ---------   ---------   ---------    ---------

NET INCOME PER SHARE -
PRIMARY:

Weighted average common
   shares outstanding               17,610      16,344      16,986      16,344

Dilutive effect of stock options
   outstanding after application
   of treasury stock method            811         444         668         474
                                 ---------   ---------  ----------   ---------
                                    18,421      16,788      17,654      16,818
                                 ---------   ---------  ----------   ---------
                                 ---------   ---------  ----------   ---------
PRIMARY
NET INCOME PER SHARE                  $.91        $.26       $1.57        $.43
                                 ---------   ---------  ----------   ---------
                                 ---------   ---------  ----------   ---------



NET INCOME PER SHARE -
FULLY DILUTED:

Weighted average common
   shares outstanding               17,610      16,344      16,986      16,344

Dilutive effect of stock options
   outstanding after application
   of treasury stock method            811         444         784         474
                                 ---------   ---------  ----------   ---------
                                    18,421      16,788      17,770      16,818
                                 ---------   ---------  ----------   ---------
                                 ---------   ---------  ----------   ---------

FULLY DILUTED
NET INCOME PER SHARE                  $.91        $.26       $1.56        $.43
                                 ---------   ---------  ----------   ---------
                                 ---------   ---------  ----------   ---------